UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     October 20, 2006
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                           NATURAL HEALTH TRENDS CORP.
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              (Exact name of Company as specified in its charter)


          Delaware                    0-26272                 59-2705336
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(State or other jurisdiction        (Commission              IRS Employer
of incorporation)                   File Number)           Identification No.)


2050 Diplomat Drive                  Dallas, TX                  75234
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(Address of principal executive offices)                       (Zip Code)


Company's telephone number, including area code      (972) 241-4080
                                                --------------------------------


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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

         In August 2006, the Company was advised by the Staff of the Securities and Exchange Commission ("SEC") that it was conducting an informal inquiry into matters that are the subject of previously disclosed investigations by the Company's Audit Committee, including the payments received by two former officers and directors of the Company from an independent distributor. In connection with the inquiry, the SEC Staff requested that the Company voluntarily provide it with certain information and documents, including information gathered by the independent investigator engaged by the Company's Audit Committee. The Company has cooperated with the SEC inquiry.

         On October 20, 2006, the Company received a formal order of investigation issued by the SEC regarding possible securities laws violations by the Company and/or other persons. At this time, it is not possible to predict the outcome of the investigation nor is it possible to assess its impact on the Company. The Company intends to cooperate fully with the SEC with respect to its investigation.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                NATURAL HEALTH TRENDS CORP.

Date: October 25, 2006
                                By: /s/ STEPHANIE S. HAYANO
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                                    Name:  Stephanie S. Hayano
                                    Title: President and Chief Executive Officer


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